SECURITIES AND EXCHANGE COMMISSION
                                 Washington D.C. 20549

                                      FORM 8-K/A

                          AMENDMENT TO APPLICATION OR REPORT
                     Filed Pursuant To Section 12, 13, or 15(d) of
                          THE SECURITIES EXCHANGE ACT OF 1934

                              FAIRFIELD COMMUNITIES, INC.
                (Exact name of registrant as specified in its charter)

                                    AMENDMENT NO. 1

     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current report dated September 23, 1994, on Form 8-K as set forth in the pages attached hereto:

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

           (b)   Pro Forma Financial Information

                 The following pro forma condensed consolidated statements for Fairfield Communities, Inc. and subsidiaries are included herein pursuant to Article 11 of Regulation S-X:

                 Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                  - June 30, 1994
                 Pro Forma Condensed Consolidated Statement of Earnings (Unaudited)
                  - Year Ended December 31, 1993
                 Pro Forma Condensed Consolidated Statement of Earnings
                  (Unaudited)
                  - Six Months Ended June 30, 1994
                 Notes to Pro Forma Condensed Consolidated Financial Statements
                  (Unaudited)

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 FAIRFIELD COMMUNITIES, INC.


   Date:    October 28, 1994     /s/ William G. Sell
         --------------------    ----------------------------------------------
                                 William G. Sell, Vice President and Controller
                                    (Chief Accounting Officer)

                   FAIRFIELD COMMUNITIES, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                    (Unaudited)

    The following unaudited pro forma condensed consolidated balance sheet of Fairfield Communities, Inc. and Subsidiaries ("Fairfield") as of June 30, 1994 and the unaudited pro forma condensed consolidated statements of earnings for the year ended December 31, 1993 and six months ended June 30, 1994 give effect to the use of funds from the sale of all of the outstanding stock of First Federal Savings and Loan Association of Charlotte ("First Federal") and proceeds from Fairfield's revolving credit agreement to fund the purchase of the Excluded Association Assets and Contracts Receivable (collectively, the "Excluded Assets"). The unaudited pro forma information is based on the historical financial statements of Fairfield giving effect to the transactions under the assumptions and adjustments in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

   The unaudited pro forma condensed consolidated financial statements have been prepared by Fairfield's management based upon available documentation and may not be indicative of the results that actually would have occurred if the transactions had been effected on the dates indicated. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Fairfield's financial statements and notes thereto contained in the Annual Report on Form 10-K for the year ended December 31, 1993, as amended and restated, and the Quarterly Report on Form 10-Q for the six months ended
June 30, 1994.

                     FAIRFIELD COMMUNITIES, INC. AND SUBSIDIARIES
                    PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                     JUNE 30, 1994
                                (Dollars in thousands)
                                      (Unaudited)

                                                   Pro Forma
                                  Historical      Adjustments    Pro Forma
                                  ----------      -----------    ---------
ASSETS
Cash and cash equivalents         $   2,638      $ 39,592 (a)   $   2,236
                                                   17,667 (b)
                                                  (57,661)(a)
Loans receivable, net               148,574        38,828 (a)     144,771
                                                  (38,828)(c)
                                                   (3,803)(e)
Real estate inventories              35,063            531 (a)     35,594
Restricted cash accounts             12,533                        12,533
Property and equipment, net           5,610                         5,610
Other assets                         21,788            344 (a)     21,788
                                                      (344)(c)
Net assets held for sale                -           14,114 (a)     14,114
Net assets of discontinued operations 7,897                         7,897
                                   --------      ---------       --------
                                   $234,103      $  10,440       $244,543
                                   ========      =========       ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
  Financing arrangements            $119,514      $ 17,667 (b)   $137,181
  Deferred revenue                    19,305                       19,305
  Other liabilities                   30,535           444 (b)     30,979
  Net liabilities held for sale       12,427        30,548 (a)       -
                                                   (57,661)(c)
                                                    18,489 (c)
                                                    (3,803)(e)
                                    --------      --------       --------
                                     181,781         5,684        187,465
                                    --------      --------       --------
 Stockholders' equity                 52,322         5,200 (a)     57,078
                                                      (444)(b)
                                    --------      --------       --------
                                    $234,103      $ 10,440       $244,543
                                    ========      ========       ========


See notes to unaudited pro forma condensed consolidated financial statements.

                   FAIRFIELD COMMUNITIES, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                            YEAR ENDED DECEMBER 31, 1993
                 (Dollars in thousands, except per share amounts)
                                    (Unaudited)

                                               Pro Forma
                                Historical    Adjustments     Pro Forma
                                ---------     -----------     ---------
REVENUES
  Vacation ownership, net        $ 34,332     $                $34,332
  Homes and lots, net              12,073                       12,073
  Property management              10,876                       10,876
  Interest                         39,894      (15,805)(d)      24,089
  Other                            12,553       (2,957)(d)       9,596
                                 --------     --------         -------
                                  109,728      (18,762)         90,966
                                 --------     --------         -------
EXPENSES
  Vacation ownership                9,942                        9,942
  Homes and lots                    5,212                        5,212
  Provision for loan losses         3,586         (334)(d)       3,252
  Selling                          21,850                       21,850
  Property management              11,057                       11,057
  General and administrative       18,267       (8,431)(d)       9,836
  Interest, net                    24,927      (10,478)(d)      15,887
                                                 1,438 (b)
  Other                             4,560         (102)(d)       4,458
                                 --------     --------         -------
                                   99,401      (17,907)         81,494
                                 --------     --------         -------
Earnings from continuing operations before
 gain on the sale of First Federal
 and provision for income taxes    10,327         (855)          9,472
Provision for income taxes          3,157         (665)(d)       2,492
                                 --------     --------         -------
Earnings from continuing operations
 before gain on the sale
 of First Federal                $  7,170     $   (190)        $ 6,980
                                 ========     ========         =======
EARNINGS PER SHARE FROM CONTINUING
 OPERATIONS BEFORE GAIN ON THE SALE OF
 FIRST FEDERAL:
   Primary                           $.65                         $.63
                                     ====                         ====
   Fully diluted                     $.61                         $.60
                                     ====                         ====
WEIGHTED AVERAGE SHARES OUTSTANDING:
   Primary                     11,037,765                   11,037,765
                               ==========                   ==========
   Fully diluted               11,692,667                   11,692,667
                               ==========                   ==========


See notes to unaudited pro forma condensed consolidated financial statements.

                  FAIRFIELD COMMUNITIES, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          SIX MONTHS ENDED JUNE 30, 1994
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                              Pro Forma
                               Historical     Adjustments        Pro Forma
                               ----------     -----------        ---------
REVENUES
 Vacation ownership, net        $22,533        $                  $22,533
 Homes and lots, net              6,252                             6,252
 Property management              5,696                             5,696
 Interest                        10,229                            10,229
 Other                            5,715                             5,715
                                -------         --------          -------
                                 50,425             -              50,425
                                -------         --------          -------

EXPENSES
 Vacation ownership               6,982                             6,982
 Homes and lots                   2,764                             2,764
 Provision for loan losses        1,976                             1,976
 Selling                         13,315                            13,315
 Property management              4,845                             4,845
 General and administrative       5,074                             5,074
 Interest, net                    5,539              719 (b)        6,258
 Other                            4,570                             4,570
                                -------         --------          -------
                                 45,065              719           45,784
                                -------         --------          -------
Earnings from continuing operations
 before gain on the sale of First
 Federal and provision
  for income taxes                5,360             (719)           4,641
Provision for income taxes        1,608             (275)(b)        1,333
                                -------         --------          -------
Earnings from continuing operations
 before gain on the sale
 of First Federal               $ 3,752         $   (444)         $ 3,308
                                =======         ========          =======

EARNINGS PER SHARE FROM CONTINUING
 OPERATIONS BEFORE GAIN ON THE SALE OF
 FIRST FEDERAL:
   Primary                         $.34                             $.30
                                   ====                             ====
   Fully diluted                   $.32                             $.28
                                   ====                             ====

WEIGHTED AVERAGE SHARES OUTSTANDING:
  Primary                    11,071,780                       11,071,780
                             ==========                       ==========
  Fully diluted              11,707,953                       11,707,953
                             ==========                       ==========


See notes to unaudited pro forma condensed consolidated financial statements.

                     FAIRFIELD COMMUNITIES, INC. AND SUBSIDIARIES
            NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                      (Unaudited)


    The unaudited pro forma condensed consolidated financial statements reflect the sale of all of the outstanding stock of First Federal for approximately $41 million. The amount of available cash proceeds due Fairfield at closing has been reduced by approximately $1.4 million due to the Litigation Indemnity. The amount of these escrowed funds has been included in "Net assets held for sale" in the unaudited pro forma condensed consolidated balance sheet.

     As part of the transactions, Fairfield purchased (i) approximately $16 million (net book value) of certain real estate, classified loans, joint venture interests and other assets owned by First Federal (the "Excluded Association Assets") and (ii) lot and vacation ownership contracts receivable and related assets which First Federal previously acquired from Fairfield (the "Contracts Receivable"), having a net book value of approximately $41.6 million. The Excluded Association Assets and the Contracts Receivable are collectively referred to as the "Excluded Assets".

    The unaudited pro forma condensed consolidated financial statements reflect First Federal's sale and Fairfield's purchase of the Excluded Assets, with Fairfield's purchase funded by the net cash proceeds totaling approximately $39.6 million from the sale of First Federal's stock and borrowings of approxi-mately $17.7 million under available financing arrangements.The interest expense associated with the additional borrowings of approximately $17.7 million incurred by Fairfield to purchase the Excluded Assets,using an interest rate of 8.125% (i.e., the Company's incremental borrowing rate), results in calculated additional interest expense of approximately $1.4 million for the year ended December 31, 1993 and approximately $.7 million for the six months ended June 30 1994. Interest expense included in the preceding pro forma financial statements may not be indicative of the future cost to the Company considering that the disposition of the deposit base of First Federal will result in probable future increased cost of funds.

   The purchase of the Excluded Assets by Fairfield is a condition to the consummation of the sale of the stock of First Federal. As most of the Excluded Association Assets are dissimilar to the assets of continuing operations, the Company anticipates disposing of these assets in a manner different than First Federal. Therefore, the Company has recorded valuation allowances related to the Excluded Assets of approximately $3.5 million, based upon the expected change in Fairfield's method of disposal of such assets subsequent to the consummation of the transactions. The net gain on the sale of the stock of First Federal of approximately $5.2 million, net of selling expenses, is composed primarily of an
(i) expected sales price of $41 million (ii) a basis of the investment in the stock of First Federal of approximately $30.5 million and (iii) valuation allowances of the Excluded Assets of approximately $3.5 million. The gain on the sale of First Federal's stock did not result in an increase in income taxes due to the additional tax basis in First Federal's stock and underlying assets (tax goodwill) for which no deferred tax asset was previously recorded under the provisions of SFAS 109.

      For purposes of determining the pro forma effects of the above mentioned
transactions,   the  following  pro  forma  adjustments  have  been  made  (In thousands):

      (a) Reflects (1) the sale of the stock of First Federal and (2) the purchase of Excluded Assets by the Company:

                                                          Debit       Credit
                                                          ------      ------
           (1) Cash                                      $39,592
           (2) Loans receivable (contracts)               38,828
           (2) Other assets (accrued interest - contracts)   344
           (2) Real estate inventories                       531
           (2) Net assets held for sale, net
                of $2.2 million valuation allowance       14,114
           (2)   Cash                                                $57,661
           (1)   Net liabilities held for sale                        30,548
                 Gain on the sale of stock                             5,200

          The gain on the sale of the stock of First Federal is not included in the Pro Forma Condensed Consolidated Statements of Earnings as Rule 11-02(b)(5) of Regulation S-X states that pro forma financial statements are to be presented based on earnings from continuing operations before nonrecurring charges or credits directly attributable to the transaction.

(b)   Reflects   the  additional   borrowings  under   available  financing
      arrangements and additional interest expense:

                                                    Debit         Credit
                                                    -----         ------
              Cash                                 $17,667
                Financing arrangements                            $17,667

            December 31, 1993:
              Interest expense                       1,438
                Accrued interest                                    1,438

            June 30, 1994:
              Interest expense                         719
              Other liabilities - accrued income taxes 275
                Other liabilities - accrued interest                  719
                Provision for income taxes                            275

(c)   Reflects First Federal's sale of the Excluded Assets:

                                                         Debit         Credit
                                                         -----         ------
      Cash (included in net liabilities held for sale)  $57,661
       Loans receivable (continuing operations)                       $38,828
       Net liabilities held for sale,
        ($16,069 - Excluded Association Assets and
        $2,420 - Contracts Receivable/REO)                             18,489
       Other assets                                                       344


(d) Reflects the historical earnings related to the net liabilities held for sale for year ended December 31, 1993:

                                                        Debit          Credit
                                                        -----          ------
       Interest income                                $15,805
       Other income                                     2,957
       Retained earnings                                1,248
         Provision for income taxes                                  $    665
         Provision for loan losses                                        334
         General and administrative                                     8,431
         Interest expense, net                                         10,478
         Other expense                                                    102

(e) Reflects the change in Excluded Assets between June 30, 1994 and the date of closing (September 23, 1994):

                                                        Debit         Credit
                                                        -----         ------
       Net liabilities held for sale                   $3,803
         Loans receivable (continuing operations)                     $3,803